Exhibit 99.1

WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
11200 W. PLANK CT.
WAUWATOSA, WI 53226
Contact:
Mark R. Gerke
Chief Financial Officer
414.459.4012
markgerke@wsbonline.com

FOR IMMEDIATE RELEASE

WATERSTONE FINANCIAL DECLARES SPECIAL CASH DIVIDEND

Wauwatosa, Wis. — 06/01/2021 — On May 28, 2021 the Board of Directors of Waterstone Financial, Inc. (NASDAQ: WSBF) declared a special dividend of $0.50 per common share.

"This special dividend reflects our strong performance thus far during 2021, as well as our continued strong financial condition," said Doug Gordon, CEO of Waterstone Financial, Inc.

“We remain dedicated to a robust dividend payout ratio as one aspect of our ongoing commitment to delivering shareholder value.”

The dividend will be paid on June 15, 2021, to the Company’s stockholders of record on June 11, 2021.

About Waterstone Financial, Inc:

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa/State St, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield/Loomis Rd, Milwaukee/Oklahoma Ave, Oak Creek/27th St, Oak Creek/Howell Ave, Oconomowoc/Lake Country, Pewaukee, Waukesha, West Allis/Greenfield Ave, and West Allis/National Ave, Wisconsin. WaterStone Bank is the parent company to Waterstone Mortgage, which has the ability to lend in 48 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

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